UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2007

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Named Executive Officer Compensation Matters

At its meeting on January 25, 2007, the Compensation, Governance and Nominating Committee (“CGNC”) of the Board of Directors of PPL Corporation approved the 2007 base salary changes and cash and equity incentive awards for PPL Electric Utilities Corporation’s (“PPL Electric”) “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K and as identified in PPL Electric’s 2006 Notice of Annual Meeting and Information Statement on file with the Securities and Exchange Commission), and for William H. Spence, who became PPL Electric’s President as of January 2, 2007, and Matt Simmons who became PPL Electric’s Vice President and Controller as of January 30, 2006. Messrs. Spence and Simmons, along with the named executive officers of PPL Electric other than John F. Sipics, also are officers of PPL Corporation and are not paid separately as officers of PPL Electric.

The 2007 base salary change and cash and equity incentive awards for David G. DeCampli, who became PPL Electric’s Senior Vice President-Transmission and Distribution Engineering and Operations as of December 4, 2006, are expected to be approved by PPL Corporation’s Corporate Leadership Council (“CLC”) on February 12, 2007, after a review of performance and competitive market data.

As previously disclosed, John F. Sipics, who had been serving as PPL Electric’s President and as a member of its Board of Directors, retired as of January 1, 2007 for health reasons. Mr. Spence, PPL Corporation’s Executive Vice President and Chief Operating Officer and a member of PPL Electric’s Board of Directors, was elected as PPL Electric’s President as of January 2, 2007, and will serve in such capacity pending decisions regarding Mr. Sipics’ permanent successor. Prior to its meeting on January 25, 2007 at which it approved the various compensation matters described below, the CGNC approved an enhanced retirement benefit for Mr. Sipics equal to the difference between what his benefit would have been under PPL Corporation’s Supplemental Executive Retirement Plan (the “SERP”) if he had completed 30 Years of Service (as defined in the SERP) and retired at age 60 and what his benefit actually was under the current terms of the SERP and the PPL Retirement Plan at his retirement date of January 1, 2007. On his retirement date, Mr. Sipics was 58 years old and he had completed approximately 28.5 Years of Service. This enhanced retirement benefit will be paid in the same form and at the time as benefits payable under the SERP. The CGNC also approved treating Mr. Sipics as if he had retired at age 60 for purposes of determining his eligibility for retaining restricted stock units granted to him as the premium component of prior grants made under PPL Corporation’s Cash Incentive Premium Exchange Program. (Pursuant to this program, an executive officer may elect to exchange all or any portion of his cash incentive compensation for restricted stock units equal in value at the time of the grant to 140% of the cash so exchanged.) As a result of this enhanced retirement arrangement, Mr. Sipics retained 3,920 shares of PPL Corporation common stock that he otherwise would have forfeited.

Base Salary Changes

At its meeting on January 25, 2007, the CGNC approved the annual base salaries, effective as of January 1, 2007, of the named executive officers and Messrs. Spence and Simmons after a review of performance and competitive market data. The following table sets forth the annual base salary levels of PPL Electric's named executive officers and Messrs. Spence and Simmons for 2007 and 2006, except that the table excludes Mr. Sipics.

Name and Position	Year	Salary ($)
William H. Spence President	2007 2006	600,000 525,000
Paul A. Farr Senior Vice President-Financial	2007 2006	409,900 390,000
Matt Simmons Vice President and Controller	2007 2006	250,000 225,000
James E. Abel Treasurer	2007 2006	275,100 265,774

Short-term Incentive Cash Awards for 2006 Performance

At its meeting on January 25, 2007, the CGNC authorized an annual incentive cash (i.e., bonus) award to the named executive officers and Messrs. Spence and Simmons for 2006 performance, as indicated in the following table. The annual incentive cash awards were made pursuant to PPL Corporation's Short-term Incentive Plan. The incentive cash awards were made to these executive officers for the achievement of specific, independent goals established by the CGNC in March 2006 (as previously disclosed by PPL Electric) and measured by the Committee at its January 2007 meeting.

Name and Position	Bonus ($)
William H. Spence President	517,000 (1)
John F. Sipics Former President	207,900
Paul A. Farr Senior Vice President-Financial	256,000 (1)
Matt Simmons Vice President and Controller	107,500
James E. Abel Treasurer	135,100

(1)	Includes $517,000 and $166,400 that Messrs. Spence and Farr, respectively, exchanged for restricted stock units under the terms of PPL Corporation's Cash Incentive Premium Exchange Program.

Long-term Incentive Equity Awards for 2006 Performance

At its meeting on January 25, 2007, the CGNC authorized grants to PPL Electric’s named executive officers and Messrs. Spence and Simmons of long-term incentive equity awards pursuant to PPL Corporation's Incentive Compensation Plan, as indicated in the following table. These grants consisted of (i) two restricted stock unit awards with a three-year restriction period, based on the achievement of criteria established by the CGNC in March 2006 (as previously disclosed by PPL Electric) and measured by the Committee at its January 2007 meeting, and (ii) one stock option award.

	Restricted Stock Units (1)		Stock Options (2)
	(Targets as % of Salary)
Name and Position	Sustained Financial and Operational Results	Strategic Objective Results	Stock Price Performance
William H. Spence (3) President	10,810	8,970	113,720
John F. Sipics Former President	4,800	3,990	0
Paul A. Farr (3) Senior Vice President-Financial	5,350	4,440	56,320
Matt Simmons Vice President and Controller	1,850	1,540	21,320
James E. Abel Treasurer	2,390	1,990	25,190

(1)
The number of restricted stock units awarded are equivalent to the dollar value of the award divided by $35.12, the closing price of PPL Corporation's common stock on The New York Stock Exchange on the date of grant.

(2)
The exercise price of the stock option awards is $35.12, the closing price of PPL Corporation's common stock on The New York Stock Exchange on the date of grant. The stock options become exercisable over a three-year period from the date of grant in equal installments and expire no later than January 24, 2017.

(3)	Messrs. Spence and Farr also were granted 20,610 and 6,640 restricted stock units, respectively, pursuant to the terms of PPL Corporation's Cash Incentive Premium Exchange Program.

Incentive Award Targets for 2007 Performance

At its meeting on January 25, 2007, the CGNC established the short-term and long-term incentive award targets for 2007 performance for the named executive officers and Messrs. Spence and Simmons. The CGNC plans to establish the performance goals and business criteria for these incentive awards in March 2007, and it will measure the achievement of the performance goals and business criteria and determine any resulting incentive awards for the executive officers in January 2008.

Targets for Short-term Incentive Cash Awards

For the annual incentive cash awards to be made pursuant to PPL Corporation’s Short-term Incentive Plan, the following award targets as a percentage of base salary have been established: William H. Spence-85%; Paul A. Farr-50%; Matt Simmons-40%; and James E. Abel-40%. The annual incentive cash awards will be made by applying these target percentages to the percentage of goal attainment as determined by the CGNC.

Targets for Long-term Incentive Equity Awards

For the annual long-term incentive equity awards to be made pursuant to PPL Corporation’s Incentive Compensation Plan, the following award targets as a percentage of base salary have been established: William H. Spence-250%; Paul A. Farr-160%; Matt Simmons -105%; and James E. Abel-105%. The total awards will be allocated (i) 65% to two restricted stock unit awards with a three-year restriction period, based on the achievement of criteria to be established and measured by the CGNC, and (ii) 35% to one stock option award. The exercise price of the stock option awards will be the closing price of the Company’s common stock on The New York Stock Exchange on the date of grant. The following table provides the award targets, based on a percentage of base salary.

Long-term Incentive Program	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
Position	Sustained Financial and Operational Results	Strategic Objectives Results	Stock Price Performance
William H. Spence President	81.25%	81.25%	87.5%
Paul A. Farr Senior Vice President-Financial	52%	52%	56%
Matt Simmons Vice President and Controller	34.1%	34.1%	36.8%
James E. Abel Treasurer	34.1%	34.1%	36.8%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: January 31, 2007